Exhibit 99.2


                     In the United States Bankruptcy Court
                                    for the
                          Southern District of Georgia
                               Savannah Division



In the matter of:                    )     Chapter 11
                                     )     Jointly Administered
FRIEDMAN'S, INC., et. al.            )
                                     )     Number 05-40129
                     Debtors         )


                      ORDER ON OBJECTIONS TO CONFIRMATION


         On September 20, 2005, Friedman's Inc. ("Friedman's") and certain of its subsidiaries, debtors, and debtors-in-possession in the above-captioned cases (the "Debtors") filed the First Amended Joint Plan of Reorganization of Friedman's Inc. and Certain Affiliates, Debtors and Debtors-in-Possession (the "Plan"). Dckt. No. 1042. Confirmation of the Plan came before the Court on November 21, 2005. Initially, multiple objections to confirmation were filed by various parties, but as of the commencement of the hearing, all but three of those had been resolved. During the course of the hearing, one of the remaining three, that of Bank of America, was resolved as well. This resulted in remaining objections only by the United States of America ("United States") acting on behalf of the Internal Revenue Service ("Service") and the United States Trustee. This Order memorializes the Court's findings and conclusions with respect to each objection.

                                       I.

         The Objection of the United States Trustee broadly challenges the provisions of Paragraphs 12.4, 12.5 and 12.8 of the Plan. United States Trustee's Supplemental Objection to Confirmation of the Debtors' First Amended Joint Plan of Reorganization, (November 10, 2005)(Dckt. No. 1273). The full text of those provisions are contained in the Plan and will not be reproduced here. Rather, I will generalize their terms as follows: Paragraph 12.4 provides that each Debtor individually, and as Debtor-in-Possession, on behalf of the Chapter 11 estate will release and discharge all "Released Parties," a defined term, from all claims or causes of action existing on the effective date of the Plan for any event giving rise to a pre-petition claim or interest treated in the Plan, the business and contractual arrangements between the Debtors and any released party, and the restructuring of those Claims or Interests in the Chapter 11 case. In the most general of terms, Paragraph 12.5 provides for a release of any claim or cause of action by each person who voted to accept the Plan and, to the maximum extent permitted under applicable law, of any other entity that held a claim or may hold a claim in consideration for the Debtors' obligations under the Plan and the cash, stock, and other consideration to be delivered to such an entity in connection with the Plan. That release excludes from its scope causes of action held by a government entity arising out of the Internal Revenue or applicable state or local tax codes, state and federal environmental regulation, any criminal law, state and federal securities laws, ERISA, laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security, "Trust Claims," and claims of shareholders against any Released Party.

         Released Parties include officers, directors, and employees of the Debtors; the Creditors' Committee; the debtor-in-possession lenders; all professionals appointed to serve the Chapter 11 estate; Bank of America to the extent provided in previous Orders of the Court; Harbert Distressed Management, Jewelry Investors and CTT in their capacity as lenders; as well as all employees, agents, officers, directors and other affiliates of the Released Parties.

         The releases are subject to certain important exclusions and limitations in Paragraph 12.10. In particular, the release shall not apply to any person who becomes the subject of a "Trust Claim," one of the assets with which the Debtors hope to generate funds to pay a dividend to unsecured creditors.

         The United States Trustee argues that the releases violate the spirit of 11 U.S.C. ss. 524(e)[1] of the Bankruptcy Code ("Code") and offend the notion that fiduciaries should be responsible for actions taken in carrying out their duties for the estate. Section 524(e) does, in fact, provide generally that the discharge of debt does not affect the liability of non-debtor parties and has been interpreted as barring third-party releases by

--------------------------
[1]  Hereinafter, all section references are to Title 11 of the United States
     Code.

some courts. See, e.g., Underhill v. Royal, 769 F.2d 1426 (9th Cir. 1985). This, however, is not the majority view, which permits the release of third parties and the enjoining of actions against third parties as part of a restructuring plan. See In re Metromedia FiberNetwork. Inc., 416 F.3d 136 (2d Cir. 2005); In re Dow Corning C~orV., 280 F.3d 648 (6th Cir. 2002). These cases recognize that while the bankruptcy discharge of Section 524 does not effectuate such a release or injunction, the provisions of a confirmed plan may in certain limited or special circumstances do exactly that. Dow Corning has perhaps the clearest articulation of some of the circumstances in which such a provision can be approved. That court determined that the enjoining of a non-consenting creditor's claim against a non-debtor may be permitted when certain factors are present, including:


         (1) Whether the debtor and the third party share an identity of interest, usually an indemnity relationship, such that a suit against the non-debtor is, in essence, a suit against the debtor or will deplete the assets of the estate;

         (2) Whether the non-debtor has contributed substantial assets to the reorganization;

         (3) Whether the injunction is essential to reorganization, namely, the reorganization hinges on the debtor being free from indirect suits against parties who would have indemnity or contribution claims against the debtor;

         (4) Whether the impacted class, or classes, has overwhelmingly voted to accept the plan;

         (5) Whether the plan provides a mechanism to pay for all, or substantially all, of the class, or classes, affected by the injunction;

         (6) Whether the plan provides an opportunity for those claimants who choose not to settle to recover in full, and;

         (7) Whether the bankruptcy court made a record of specific factual findings that supports its conclusions.

         Id. at 658.

         I enter this Order specifically to make the findings required by paragraph (7). Based on the evidence before the Court, the provisions of Paragraphs 12.4 and 12.5 meet the Dow Corning criteria. Many of the Released Parties, including officers, directors, and employees, have such an identity with the Debtors that a suit against them would in essence be a suit against the Debtors or would deplete assets of the estate. Other entities, such as Bank of America, Harbert, Jewelry Investors and CIT, have contributed substantial assets to the reorganization. The plan was overwhelmingly approved by all voting classes. Furthermore, to facilitate confirmation, the professionals as a group have contributed fee accommodations that amounted to several millions of dollars.

         Moreover, the evidence at confirmation was uncontradicted that these provisions should be approved. The declaration of Sam Cusano, chief executive officer of Friedman's, as supplemented by his live testimony, establishes that
(1) the limited third-party releases and related provisions were tailored in consultation with the Securities and Exchange Commission; (2) because the Debtors' shareholders received no consideration under the plan and were not a voting class, the releases will not apply to them; (3) the trust claims that will be pursued by the reorganized debtor to recover potential significant claims against various parties are not being released; (4) there is no release of causes of action based on the Internal Revenue Code, the environmental laws of any governmental unit, federal and state criminal laws, ERISA, federal and state securities laws, and laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security. See Cusano Declaration, Ex. B-6-A (November 17, 2005)(Dckt. No. 1307). According to Mr. Cusano, no known claims are being impacted by any of these limited releases. See Id. at para. 52. Finally, the parties providing the financing which enabled the Debtors to obtain a confirmable plan have specifically required the inclusion of these provisions in the Plan to gain their consensual participation. Accordingly, Mr. Cusano testified that "it is vital for the effectiveness of debtor's reorganization efforts that the released parties who continue to be actively involved in this process be free from suits arising from their service to the Debtors." Id. at para. 55. Based on this record, I find that the Dow Corning criteria for approval of the provisions of Paragraphs
12.4 and 12.5 have been met.

         The United States Trustee also objected to the exculpation and limitation of liability provisions of Paragraph 12.8. That section provided generally that the Debtors, Creditors' Committee and its members, the debtor-in-possession agent and lenders and any of those parties' present or former members, officers, directors, advisors, attorneys, representatives, financial advisors, investment bankers or agents would be exculpated from any claim on an obligation or liability to one another or to any claim holder or interest holder (that is, any creditor or shareholder) or any other party in interest arising out of any "act or omission . . . arising out of the Debtors' Chapter 11 Cases, negotiation and filing of this Plan, filing the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this
Plan, except for their willful misconduct and gross negligence . . . ." Plan, at para. 12.8.

         The United States Trustee objects to this provision on grounds similar to those asserted with respect to Paragraphs 12.4 and 12.5. Indeed, such releases and exculpatory provisions have been subject to widespread and valid criticism. See In re Glosser Bros., Inc., 102 B.R. 38 (Bankr. W.D. Pa. 1989); In re Allmhenv Int'1. Inc., 100 B.R. 244 (Bankr. W.D. Pa. 1989).

         The Debtors argue that the cases relied upon by the United States Trustee have focused on the inappropriateness of exculpatory provisions in retention agreements at the time professionals were retained and that this has been a distinguishing feature in some of the decisions. The Debtors contend that whatever public policy concerns may be relevant with respect to approval of such provisions in advance are not present when the Court is determining whether to approve them upon confirmation of a plan, when the conduct of the parties for which exculpation is being provided has already occurred, where the provisions for exculpation have been clearly contained in the provisions of the. plan, and where the plan has been overwhelmingly approved by all classes entitled to vote.

         There is no per se prohibition on such indemnification or exculpation provisions. See United Artists Theatre Co. v. Walton, 315 F.3d 217 (3d Cir.
2003); In re Comdisco, Inc., 2002 WL 31109431(N.D. Ill. 2002); In re DEC Int'1.
Inc., 282 B.R. 423 (W.D. Wis. 2002). United Artists is particularly helpful in analyzing this issue. The Third Circuit observed that indemnification provisions such as the ones under consideration are "becoming a common market occurrence," but this fact did not necessarily mean that they were reasonable under Section 327. 315 F.3d 217, 229-30 (3d Cir. 2003). Nevertheless, after lengthy analysis, it upheld a provision that provided for the exculpation of a financial advisor against the consequences of its own negligence. In assessing the reasonableness of such a provision, the court looked to Delaware law, which provides that the most that is required of directors of a corporation as fiduciaries is that they not be grossly negligent. This standard recognizes the fact that the conduct of directors should not be subject to result-oriented analysis when making choices between "a range of options, each with its attendant mix of risk and reward." Id. at 231. The court adopted language from a Delaware decision to the effect that the "vocabulary of negligence while often employed is not well-suited to judicial review of board attentiveness." Id. (punctuation omitted). As a result, it found that Delaware courts resolved the conundrum in the corporate sphere by evaluating the process through which boards reach decisions rather than the final result of those decisions. Id. at 232.

         Stated another way, courts do not second-guess advice byprofessionals when they (1) have no personal financial interest in the transaction, (2) have a reasonable awareness of available information after consideration of alternative options, and (3) provide advice in good faith. The Third Circuit observed that in the corporate sphere this is known as the "business judgment rule." Id. at 233. The court found that importing the business judgment rule from its corporate setting to bankruptcy appeared appropriate and provides "a means to distinguish gross from simple negligence, and thus a benchmark for approving as reasonable an arrangement for indemnity that includes common negligence." Id. In a concurring opinion, Judge Alito observed that the court had discussed "principles of Delaware corporate law because theyprovide a sophisticated framework for evaluating the conduct of financial advisors and because this understanding of the circumstances in which it is sensible to hold financial advisors responsible for unsuccessful business decisions helps to explain why indemnification agreements such as the one in this case are not categorically 'unreasonable.'" Id. at 235.

         In light of United Artists, which I find persuasive, and in reviewing the exculpation language of the agreement, I find that it is not per se against public policy or unreasonable for the Plan to contain the exculpation and its limitations as set forth in Paragraphs 12.8 and 12.10. I do, however, find portions of the exculpation to be overly broad and, because they relate to postconfirmation conduct, unreasonable. As a result, I directed the Debtors' counsel in preparing the final version of the Plan to delete the following phrase: "the administration of this Plan or the property to be distributed under this Plan." Plan, at para. 12.8. With the excision of that phrase, and the predecessor language, "the consummation of this Plan," the exculpation clause is reasonable because it reaches only ordinary negligence and does not cover willful misconduct or gross negligence. As such, it only reaffirms the notion that the parties who will receive exculpation for their conduct during the prosecution of this case should be protected by the business judgment rule and similar concepts.

         This is especially true in this particular Chapter 11 case. At virtually every stage of these proceedings, the conduct of these parties has been transparent, the subject of notice and opportunities for the filing of objections, and conducted in open hearings before the Court. Furthermore, the transactions, events, and conduct of the parties' prosecution of this case has received this Court's approval after a determination that they have acted in good faith, after arm's length negotiations, and pursuant to an informed, reasonable business judgment. Given this background, it is appropriate that the exculpatory clause be included in the confirmed plan in order to affirm the scope of their liability or non-liability for conduct that occurred throughout these proceedings.

         As a result, with the exception of the modification of the language set forth above, the objection of the United States Trustee is overruled.

                                      II.

         The Court must now address the Service's Objection of the United States to Proposed Plan of Reorganization (the "Service's Objection"). (November 10, 2005)(Dckt. No. 1269). First, the Service contends that the Plan does not adequately protect the rights and interests of the United States in the event the Reorganized Debtors fail to make full and prompt payment of priority tax claims during a six-year period, as established by the Plan. It argues that the Plan should contain language that conditions the Debtors' discharge upon the full payment of the United States's priority tax claims as well as language that classifies all unpaid priority tax claims as nondischargeable after confirmation and that the Debtors and the Debtors' property will remain liable for all unpaid priority tax claims after confirmation. Service's Objection, p. 3. Second, the Service contends that the Plan should contain language that reinstates the Service's administrative collection powers and rights upon a default as they existed prior to the filing of this bankruptcy case. These powers and rights include, but are not limited to, the assessment of taxes; the imposition of penalties; the filing of a notice of federal tax lien; and the powers of levy, seizure, and sale provided under the Internal Revenue Code. Service's Objection, p. 4. Finally, the Service requests the Plan contain language that preserves the United States's right to exercise its right to setoff any pre-petition underpayments of tax against any pre-petition overpayments of tax. Service's Objection, p. 5.

         The Debtors respond by asserting that the Code does not require the Plan to grant a special carve-out to the Service. According to the Debtors, granting the Service the perpetual right to assert priority status with respect to its pre-petition tax claims would be contrary to the Code's goal and purpose of binding all creditors to a plan of reorganization and discharging a reorganized entity from all pre-petition claims. Memorandum of Law (A) In Support of Confirmation of the First Amended Joint Plan of Reorganization of Friedman's Inc. and Certain Affiliates, Debtors and Debtors-In-Possession and
(B) In Response to Objections Thereto ("Memorandum Of Law"), p. 86 (November 18, 2005)(Dckt. No. 1315). Second, as to the Service's request that the Plan contain language that will reinstate its collection powers and rights in the event of a default, the Debtors contend that the Code does not require the Plan to contain such language. Memorandum of Law, p. 87. Finally, as to the Service's request for the preservation of setoff rights within the Plan, the Debtors claim that nothing in the Code requires this particular treatment of the parties' setoff rights. Memorandum of Law, p. 88.

         The Court will first address the Service's Objection concerning the conditioning of the Debtors' discharge on the payment of priority tax claims as well as the reinstatement of its administrative collection powers and rights upon default. The contents of a plan of reorganization are governed by Section 1123, and a plan may only be confirmed if the requirements of Section 1129(a) are met. In addition to the required elements of a plan of reorganization found in Section 1123(a), the Code grants bankruptcy courts the residual authority to "include any other appropriate provision not inconsistent with the applicable provisions of this title." 11 U.S.C. ss. 1123(b)(6). In addition, the Code states that bankruptcy courts "may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions" of the Code. 11 U.S.C. ss. 105(a). The Debtors are correct that Section 1123(a)'s required contents of a plan of reorganization do not include the relief sought by the Service. Likewise, the requirements of a confirmable plan under Section 1129(a) do not require the type of provisions sought by the Service.

         Furthermore, in United States v. Energy Resources Co., Inc., 495 U.S. 545, 549, 110 S.Ct. 2139, 2142, 109 L.E.2d 580 (1990), the United States
Supreme Court read the language of Sections 105(a) and 1123(b)(6) to be "consistent with the traditional understanding that bankruptcy courts, as courts of equity, have broad authority to modify creditor-debtor relationships." Several bankruptcy courts have interpreted Energy Resources to stand for the proposition that:

         (1) the bankruptcy court has broad equitable power to resolve debtor/creditor matters; (2) its equitable power is limited by specific provisions in the Bankruptcy Code and other federal laws that should be considered before exercising this power; and (3) absent specific conflicts in the Bankruptcy Code and federal law, a debtor has broad discretion to deal with its creditors through the plan process, provided its actions are necessary for a successful reorganization, and the bankruptcy court has the equitable power to approve such plans.

         See, e.g., Martin v. United States (In re Martin), 150 B.R. 43, 46-47 (Bankr. S.D. Cal. 1993); In re Mercado, 124 B.R. 799, 802 (Bankr. C.D. Cal. 1991)(emphasis added).

         Sitting in equity, this Court retains broad equitable power to approve the provisions the Debtors seek, within their discretion, to include in the Plan. Of course, this discretion is tempered and limited by the requirements of the Code and federal law. See 11 U.S.C. ss.ss. 1123(a) and 1129(a). As noted above, however, there is nothing in Sections 1123(a) and 1129(a) that require the Debtors to include the provisions sought by the Service in the Plan.

         This Court's denial of the Service's Objection on these two points does not leave the United States without a remedy if the Debtors default under the Plan. A confirmed plan of reorganization operates as a contract between a reorganized debtor and its creditors. See Paul v. Monts, 906 F.2d 1468, 1471 (10th Cir. 1990)("The general rule is that a confirmed plan of reorganization is binding on the debtor and other proponents of the plan.")(citations omitted); In re St. Louis Freight Lines, Inc., 45 B.R. 546, 551 (Bankr. E.D. Mich. 1984)("Case law has established the binding contractual nature of the plan."). Furthermore, this Court retains jurisdiction to enter any order necessary for the implementation of the Plan, including an order directing the performance of "any other act . . . that is necessary for the consummation of the [P]lan." 11 U.S.C. ss. 1142(b). As a result, the Service's Objection with regard to these two matters must be overruled.

         The Court will now address the Service's Objection regarding setoff. According to the Service, the Plan should include language that explicitly preserves the United States's ability to setoff any pre-petition underpayments of tax against any pre-petition overpayments of tax. Service's Objection, p. 5. The Service contends that the failure to include this explicit provision will result in the loss of such a right upon confirmation of the Plan. According to
Section 553(a), "[e]xcept as otherwise provided in this section and in sections 362 and 363 of this title, this title does not affect any right of a creditor to offset" mutual pre-petition debts. 11 U.S.C. ss. 553(a)(emphasis added). A question arises over whether the confirmation of a Chapter 11 plan of reorganization that lacks an explicit preservation of a creditor's right of setoff extinguishes or disturbs that right. Although the Eleventh Circuit Court of Appeals has not addressed this issue, it has been decided in this District. My colleague, the Honorable John S. Dalis, has concluded that with regards to the Service and a confirmed Chapter 13 plan, Section 553(a)'s preservation of setoff rights is subject only to Sections 362, 363, and the rest of 553. United States v. Orlinski (In re Orlinski,140 B.R. 600, 603 (Bankr. S.D. Ga.1991). As a result of the statutory language found in Section 553(a), a confirmed Chapter 13 plan does not preclude a creditor (including the Service) from asserting its right of setoff. Id.

         Another court in the Eleventh Circuit employed a similar statutory analysis within the context of a Chapter 11 case. In In re Black, the court concluded that a right of setoff preserved by Section 553 continues to exist despite the operation of the discharge provision in Section 1141. 280 B.R. 680, 686 (Bankr. N.D. Ala. 2001)(citing In re De Laurentiis Entm't Group Inc., 963 F.2d 1269, 1276-77 (9th Cir. 1992)("This language [of Section 553] not only establishes a right to setoffs in bankruptcy, subject to enumerated exceptions, but seems intended to control notwithstanding any other provision of the Bankruptcy Code. To give section 1141 precedence would be to ignore this language.")). This Court agrees with the reasoning in these cases and concludes that confirmation of the Plan will not impact the Service's right of setoff as it is preserved by Section 553(a). As a result, the Service's Objection with regards to this matter must be overruled.

                                     ORDER

         Having overruled the two remaining objections, by separate Order, the Chapter 11 Plan will be confirmed, based on the entire record from the Confirmation Hearing, the acceptance of the Plan by all voting classes, and the uncontradicted evidence that supports confirmation pursuant to 11 U. S. C. ss. 1129(b).

                                         /s/ Lamar W. Davis, Jr.
                                         ---------------------------------------
                                         Lamar W. Davis, Jr.
                                         United States Bankruptcy Judge

Dated at Savannah, Georgia
This 23rd day of November, 2005.